Exhibit 10.26
Amendment Number One to the
Amended and Restated
Sempra Energy
2013 Long-Term Incentive Plan
(As Amended Effective November 18, 2020)

This Amendment Number 1 to the Sempra Energy 2013 Long-Term Incentive Plan, as amended and restated effective December 15, 2015 (the “2013 LTIP”) is dated November 18, 2020 (“Amendment Number 1”).
Section 1. Amendment to Section 2.11. Section 2.11 of Article 2. Definitions of the 2013 LTIP is amended and restated in its entirety effective November 18, 2020 to read as follows:
“Committee” means the Compensation Committee (currently known as the Compensation and Talent Development Committee) of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. The Committee shall consist solely of two or more Directors, each of whom shall qualify as a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

Section 2. Amendment to Section 13.4. Section 13.4 of Article 13. Performance Measures of the 2013 LTIP is amended and restated in its entirety effective November 18, 2020 to read as follows:

Committee Discretion. In the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 13.1. In addition, the Committee shall not be required to administer this Plan in a manner that qualifies any Award as Performance-Based Compensation, including, without limitation, that the Committee, or a duly authorized sub-committee of the Committee, be comprised solely of “outside “directors” within the meaning of Code Section 162(m).

Section 3. Governing Law. Amendment Number One shall be governed by the laws of the State of California, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.
Section 4. Full Force and Effect. The 2013 LTIP, as amended effective November 18, 2020 by Amendment Number One herein, shall remain in full force and effect in accordance with the terms and conditions thereof.

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